                                                                   EXHIBIT 10.32

BPAmoco AMOCO ENERGY TRADING CORPORATION A subsidiary of We BP Amoco Group 501 WestLake Park Boulevard
                                              Houston, Texas 77079

November 17, 1999



Cascade Natural Gas Corporation
222 Fairview Avenue
Seattle, Washington 98109

Attention:        Ms. Pattie Grable

STORAGE MANAGEMENT AGREEMENT

Dear Ms. Grable:

This letter documents the storage management agreement between Cascade Natural Gas Corporation (Cascade) and Amoco Energy Trading Corporation
(AETC), Part of BP Amoco Group, relating to a portion of Cascade's storage capacity in the Jackson Prairie storage field operated by NWPL.

Contract Term:                     November 1, 1999 through October 31, 2000,
                                   extendible by mutual agreement.

Storage Capacity:                  604,351 MMbtu's

Contracted Withdrawal Capacity:    16,789 MMbtu/D

Bonus Payment:                     US $ < * > payable by AETC to Cascade on
                                   or before November 24, 1999. The Bonus
                                   Payment is the consideration for Cascade allowing AETC to manage and use its storage rights as provided in this agreement.

Optimization Profit Sharing:       In the event AETC recovers 100% of the
                                   Bonus Payment, as optimization profits
                                   generated by its storage and cycling
                                   activities during the Contract Term, any additional such optimization profits shall be shared between AETC (< * > %) and Cascade
                                   (< * > %), payable within thirty (30) days after the end of the Contract term.

< * > = Redacted

CASCADE'S STORAGE MANAGEMENT AGREEMENT
NOVEMBER 17, 1999
PAGE 2 OF 4

Winter Priority:                   Cascade shall retain the right to call on
                                   up to 604,351 MMbtu's of storage gas
                                   between November 1, 1999 through March 31,
                                   2000. As such, AETCs right to cycle storage during this winter period shall be subordinated to Cascade's right to withdraw up to 604,351 MMbtu's during this period.
                                   Any AETC winter cycling activity shall be designed not to infringe upon Cascade's contract withdrawal rights as stated above.

Summer Refill:                     It is the intent of the parties that AETC
                                   during the contract term will manage the refill of Cascade's storage capacity, in compliance with tariff inventory capacity targets, redelivering to Cascade 604,351
                                   MMbtu's in the storage account at the end of the Contract Term. AETC will cause refill gas to be injected more or less ratably during the summer injection season.
                                   Cascade's ratable daily refill will be
                                   determined by dividing the cumulative
                                   volume withdrawn by Cascade through 3/31/00 by 183 days (i.e., up to 604,351 MMbtu's divided by 183 days equals 3,302 Mmbtud).
                                   In addition, with notice to AETC at least 5 business days prior to the beginning of the month, Cascade may request that AETC refill at a daily quantity of up to 125% of the ratable daily refill quantity for such month. For the 604,351 MMbtu's of supply, Cascade shall pay AETC the pertinent
                                   I.F.E.R.C. NWPL first of month index price plus applicable transportation and storage costs incurred by AETC. Cascade may elect, from time to time, to convert such first of month index price to either a) a fixed price for one or more future months, or b) a daily price tied to Gas Daily index prices. If Cascade wants a quote for either such price, it shall notify AETC at least 5 business days prior to the beginning of the applicable month. AETC shall provide
                                   Cascade a quote as soon as possible for the requested pricing alterative(s) (a fixed price or the Gas Daily average price for the upcoming month) adjusted to reflect market conditions. At that time, Cascade shall be available to verbally respond immediately to the quote provided by AETC and to elect whether to accept the alternative pricing. A verbal acceptance by Cascade shall be binding upon the parties, and AETC shall promptly confirm by facsimile Cascade's acceptance of the alternative pricing quote. If Cascade does not accept the

CASCADE'S STORAGE MANAGEMENT AGREEMENT
NOVEMBER 17, 1999
PAGE 3 OF 4

                                   alternative pricing, then the aforesaid
                                   I.F.E.R.C. based price shall be the price for that month. Upon request, AETC will apprise Cascade of inventory volumes and WACOG.

Operations:                        Cascade shall make its nominations to and
                                   from the Jackson Prairie storage account directly to AETC. Cascade shall designate
                                   AETC as its Agent for nominations to
                                   Williams Pipeline - West regarding Cascade's storage account applicable to this agreement. Cascade and AETC shall coordinate actual activities associated with the Jackson Prairie storage facility, including operating practices ensuring
                                   Cascade's nominations to AETC in a timely manner for AETC to be compliant with all Gas Industry Standards Board requirements.
                                   However, Cascade will not have the right or ability to dictate the manner in which AETC uses or cycles the Jackson Prairie storage account unless the activities of AETC can be demonstrated to adversely impact
                                   Cascade's right to call on winter gas as stated in Winter Priority, above. Cascade and AETC will cooperate to minimize the number and severity of renominations.

Storage and Transport Costs:       Cascade shall continue to bear all fixed
                                   transportation and storage charges related to the storage capacity, and all variable transportation and storage charges
                                   (including commodity and fuel charges)
                                   relating to the withdrawal and refill of up to 604,351 MMbtu's. AETC shall pay all other variable costs (including commodity and fuel charges) it incurs in the conduct of its storage cycling activities.

Value of Storage Cycling:          The value of storage management to AETC
                                   (and to Cascade once AETC recovers the
                                   Bonus Payment through optimization) arises from taking advantage of cycling opportunities whenever market conditions permit.

CASCADE'S STORAGE MANAGEMENT AGREEMENT
NOVEMBER 17, 1999
PAGE 4 OF 4

Availability of TF-2 Transport:    November 1, 1999 through September 30, 2000
                                   (and possibly during October 2000 but only with Cascade's prior consent). During the period November 1, 1999 through March 31,
                                   2000, AETC's right to use TF-2 transport as agent for Cascade pursuant to this agreement will be subordinated to Cascade's right to transport up to 16,739 MMbtud.
                                   Cascade and AETC can mutually agree to
                                   allow AETC such use of TF-2 capacity. Use of such capacity by AETC will preclude any responsibility on AETC's part to reimburse
                                   Cascade for TF-2 transport costs other than applicable volumetric charges.

This letter constitutes the agreement between the parties for storage management services as specified above.

Sincerely,


AMOCO ENERGY TRADING CORPORATION

By            V
         James A. Taylor
         Regional Vice President - West

Agreed to and accepted this 25th day of November, 1999

CASCADE NATURAL GAS COMPANY

By

Name:     KING OBERG
Title:    VICE PRESIDENT, GAS SUPPLY